                                                                    EXHIBIT 99.1


EFI Q2 Revenues Increase 23% YOY; Pro Forma Earnings Up 37%; GAAP Earnings Up
24%

Professional Printing Applications Continue To Drive Growth

Foster City Calif. - EFI (Nasdaq: EFII), the world leader in digital imaging and print management solutions for commercial and enterprise printing, announced today that, for the quarter ended June 30, 2004, revenue grew 23% to $109.1 million from $88.7 million for the same period in 2003.

For the six months ended June 30, 2004, revenue grew 24% to $215.8 million from the $174.4 million achieved in the first six months of 2003.

Pro forma net income was $12.6 million or $0.23 per diluted share in the second quarter of 2004, an increase of 37% from $9.2 million or $0.17 per diluted share for the same period in 2003.

Pro forma net income for the six months ended June 30, 2004 was $24.9 million or $0.45 per diluted share, an increase of 54% from the $16.2 million or $0.29 per diluted share achieved during the same period in 2003.

GAAP net income was $10.1 million or $0.18 per diluted share in the second quarter of 2004, compared to $8.1 million, or $0.15 per diluted share for the same period in 2003.

GAAP net income for the six months ended June 30, 2004 was $21.1 million or $0.38 per diluted share, compared to $13.2 million, or $0.24 per diluted share for the same period in 2003.

Pro forma net income is computed by adjusting GAAP net income by the impact of amortization of acquisition-related intangibles and other non-recurring charges and gains.

As of June 30, 2004, the Company's total assets were $1.0 billion, unchanged from the $1.0 billion reported as of December 31, 2003. Total liabilities as of June 30, 2004 were $354.9 million, down slightly from $358.8 million as of December 31, 2003.

"Our Q2 results indicate strong customer acceptance of our expanding portfolio of integrated software solutions," stated EFI CEO Guy Gecht. "We are very encouraged by the traction in the marketplace evidenced by a growing number of customers using EFI technology to optimize their production processes. From job creation, to high quality output, fulfillment and print MIS systems, our solutions are enabling print providers to increase their competitiveness and efficiency."
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Q3 Outlook

The Company also stated that it is currently targeting Q3 revenues of approximately $110 million with pro forma EPS in line with the low end of analysts' estimates or $0.26 per fully diluted share.

EFI will discuss the Company's financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI's website at WWW.EFI.COM.

About our convertible debt

In the second quarter of 2003, EFI issued $240 million of convertible debentures with a coupon rate of 1.5%. The quarterly pre-tax interest expense related to the bonds is $0.9 million and the related quarterly pre-tax amortization of issuance costs is $0.3 million. Under certain circumstances, our debt may be converted to approximately 9.1 million shares of common stock. During the quarter in which the debt holder has the right to convert, the associated shares will be considered outstanding for that entire quarter and the full 9.1 million shares will be included in the calculation of our diluted earnings per share. Also, once the debt holder has the right to convert, the interest expense and the amortized issuance costs related to the bonds would be excluded from the calculation of diluted earning per share. The net impact of a conversion would mean a reduction of earnings per share by approximately $0.02 in the quarter the debt is deemed converted.

Holders may convert their debentures into shares of our common stock prior to stated maturity under the following circumstances: (1) during any fiscal quarter (beginning with the quarter ending September 30, 2004) if the sale price of our common stock for at least 20 consecutive trading days in the 30 consecutive trading-day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day;
(2) during any 5 consecutive trading day period after any 5 consecutive trading periods in which the average trading price of the debentures during the measurement period was less than 97% of the average conversion value and the conversion value for each day of such period was less than $900 per $1,000 principal amount of the debentures; (3) upon the occurrence of specified corporate transactions; or (4) if we have called the debentures for redemption. For more information, please see our recently filed S-3.

About our Pro Forma Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles ("GAAP"), we use a pro forma measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Our pro forma net income gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. We compute pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition-related

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intangibles, and other non-recurring charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP. In the third quarter of 2004, the expected amortization of acquisition related intangibles, net of tax benefit, would lead to a $0.04 per share reduction from the pro forma earnings per share amount.

Safe Harbor for Forward Looking Statements

The statements: "From print job creation, to high quality output and fulfillment, our solutions are enabling print providers to increase their competitiveness and efficiency" and "The Company also stated that it is currently targeting Q3 revenues of approximately $110 million with pro forma EPS in line with the low end of analysts' estimates or $0.26 per fully diluted share" are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended . Past performance is not necessarily indicative of future results. Forward Looking Statements are subject to certain risks and uncertainties that could cause actual future results to differ materially, including, but not necessarily limited to, the following: (1) Management's ability to forecast revenues and control expenses, especially on a quarterly basis, continues to be a challenge. Unexpected declines in revenue without a corresponding and timely decline in expenses could have a material adverse effect on results of operations; (2) current world wide financial/economic difficulties continue including variations in foreign exchange rates; (3) variations in growth rates or declines in the printing and imaging market across various geographic regions may cause a material impact in our results; (4) changes in historic customer order patterns, including changes in customer and channel inventory levels may cause a material impact in our results; (5) changes in the mix of products sold leads to variations in results;
(6) market acceptance of new products and contribution to EFI's revenue cannot be assured; (7) delays in product delivery can cause quarterly revenues and income to fall significantly short of anticipated levels; (8) competition and/or market factors in the various markets may pressure EFI to reduce prices on certain products; (9) competition with products internally developed by EFI's customers may result in declines in EFI sales and revenues; (10) excess or obsolete inventory and variations in inventory valuation may cause a material impact in our results; (11) continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments may not be assured; (12) timely and qualitative execution in the manufacturing of products may not be assured; (13) litigation involving intellectual property or other matters may cause a material impact in our results; (14) our ability to adequately service our debt and dilution of earnings if the company's convertible debenture is treated on an "as converted basis" for purposes of calculating diluted earnings per share; (15) other risk factors listed from time to time in the company's SEC reports. EFI undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with EFI's business, please refer to the Risk Factors section (entitled "Factors That Could Adversely Affect Performance") of EFI Corporation's SEC filings, including, but not

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limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI Corporation's Investor Relations Department at 650-357-3828 or email at INVESTOR.RELATIONS@EFI.COM or EFI's Investor Relations website at HTTP://WWW.EFI.COM.

About Electronics For Imaging/EFI

EFI (www.efi.com) is the world leader in digital imaging and print management solutions for commercial and enterprise printing. EFI's award-winning technologies offer document management tools from creation to print, including high fidelity color and black and white Fiery(R) print servers that can output up to 2000 ppm; powerful production workflow and print management information software solutions for increased performance and cost efficiency; and an array of business-critical enterprise and mobile printing solutions. EFI maintains 25 offices worldwide.
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ELECTRONICS FOR IMAGING, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                THREE MONTHS ENDED        SIX MONTHS ENDED
                                                                      JUNE 30                  JUNE 30,
                                                              ----------------------    ----------------------
                                                                 2004         2003        2004         2003
                                                              ----------------------    ----------------------
Revenue                                                       $ 109,107    $  88,689    $ 215,789    $ 174,404
Cost of revenue                                                  38,057       35,259       76,177       71,487
                                                              ---------    ---------    ---------    ---------
  Gross profit                                                   71,050       53,430      139,612      102,917
                                                              ---------    ---------    ---------    ---------
Research and development                                         27,657       23,272       54,821       46,082
Sales and marketing                                              20,056       15,183       39,018       29,913
General and administrative                                        6,778        5,001       13,411        9,992
Amortization of identified intangibles and other
  acquisition-related charges                                     3,533        1,333        7,995        3,878
                                                              ---------    ---------    ---------    ---------
  Total operating expenses                                       58,024       44,789      115,245       89,865
                                                              ---------    ---------    ---------    ---------
Income from operations                                           13,026        8,641       24,367       13,052
Interest income and other income, net                             1,457        2,662        3,220        5,240
Litigation settlement income and gain on sale of
  Unimobile assets                                                 --           --          3,052         --
Loss on equity investment                                          --           (160)        --           (160)
                                                              ---------    ---------    ---------    ---------
  Income before income taxes                                     14,483       11,143       30,639       18,132
Provision for income taxes                                       (4,345)      (3,052)      (9,492)      (4,939)
                                                              ---------    ---------    ---------    ---------
  Net income                                                  $  10,138    $   8,091    $  21,147    $  13,193
                                                              =========    =========    =========    =========
Shares used in per share calculation                             55,546       54,906       55,769       55,054
                                                              =========    =========    =========    =========
Net income per diluted common share                           $    0.18    $    0.15    $    0.38    $    0.24
                                                              =========    =========    =========    =========

RECONCILIATION OF REPORTED GAAP NET INCOME
TO PRO FORMA NET INCOME

Net income                                                    $  10,138    $   8,091    $  21,147    $  13,193
In process research and development expense                        --           --          1,000        1,220
Amortization of acquisition related intangibles                   3,533        1,333        6,995        2,658
Litigation settlement income and gain on sale of
Unimobile assets                                                   --           --         (3,052)        --
Loss on equity investment                                          --            160         --            160
Tax effect of pro forma adjustments                              (1,060)        (360)      (1,183)      (1,047)
                                                              ---------    ---------    ---------    ---------
Pro forma net income                                          $  12,611    $   9,224    $  24,907    $  16,184
                                                              =========    =========    =========    =========
Shares used in per share calculation                             55,546       54,906       55,769       55,054
                                                              =========    =========    =========    =========
Pro forma net income per diluted common share                 $    0.23    $    0.17    $    0.45    $    0.29
                                                              =========    =========    =========    =========

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Electronics For Imaging, Inc.
Consolidated Balance Sheets
(in thousands)

                                                     JUNE 30,      DECEMBER 31,
                                                       2004           2003
                                                    -----------    -----------
                                                    (UNAUDITED)
ASSETS
Cash, cash equivalents and short-term investments   $   622,948    $   624,112
Restricted short-term investments                        69,910         69,669
Accounts receivable, net                                 52,330         53,317
Inventories, net                                          3,863          7,989
Other current assets                                     30,597         28,718
                                                    -----------    -----------
  Total current assets                                  779,648        783,805

Property and equipment, net                              47,891         49,094
Restricted investments                                   43,080         43,080
Goodwill                                                 76,545         67,166
Intangible assets, net                                   47,211         51,032
Other assets                                             18,112         19,484
                                                    -----------    -----------
  Total assets                                      $ 1,012,487    $ 1,013,661
                                                    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                    $    14,649    $    17,995
Accrued and other liabilities                            62,734         67,386
Income taxes payable                                     37,254         33,231
                                                    -----------    -----------
Total current liabilities                               114,637        118,612

Long-term obligations                                   240,224        240,236
                                                    -----------    -----------
  Total liabilities                                     354,861        358,848
                                                    -----------    -----------
Stockholders' equity:
  Common stock                                              633            620
  Treasury stock                                       (198,525)      (159,077)
  Additional paid-in-capital                            350,952        326,761
  Retained earnings                                     504,566        486,509
                                                    -----------    -----------
  Total stockholders' equity                            657,626        654,813
                                                    -----------    -----------
Total liabilities and stockholders' equity          $ 1,012,487    $ 1,013,661
                                                    ===========    ===========


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ELECTRONICS FOR IMAGING, INC.
REVENUE BREAK-DOWN
(IN THOUSANDS)
(UNAUDITED)

                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                            JUNE 30,             JUNE 30,
                                     -------------------   -------------------
                                       2004       2003       2004       2003
                                     --------   --------   --------   --------
REVENUE BY PRODUCT
  Servers                            $ 45,724   $ 36,645   $ 96,500   $ 78,330
  Embedded Products                    37,232     37,533     68,400     66,982
  Professional Printing Applications   18,237      4,627     33,601      7,289
  Miscellaneous                         7,914      9,884     17,288     21,803
                                     --------   --------   --------   --------
TOTAL                                $109,107   $ 88,689   $215,789   $174,404
                                     ========   ========   ========   ========

SHIPMENTS BY GEOGRAPHIC AREA
  North America                      $ 59,373   $ 43,803   $118,408   $ 86,586
  Europe                               29,143     28,462     59,534     57,183
  Japan                                16,550     11,151     29,966     20,868
  Rest of World                         4,041      5,273      7,881      9,767
                                     --------   --------   --------   --------
TOTAL                                $109,107   $ 88,689   $215,789   $174,404
                                     ========   ========   ========   ========